Amendment N4

to

Master Service Agreement dated August 16, 2010 by and between Adherex Technologies, Inc. and OCT Group, LLC

New York	October 16,
2012

Adherex Technologies, Inc., having its Registered Office at 68 TW Alexander Drive, Research Triangle Park, NC  27709 (hereinafter referred to as "Adherex "), on the one side, in person of the CEO Rosty Raykov,

and

OCT Group, LLC, having its principal office at 845 Third Avenue, 6th Floor, New York, NY, 10022, USA, hereinafter referred to as ‘’OCT’’, in person of the President Dmitry Sharov, on the other side,

collectively referred to as “Parties”,

concluded this Amendment # 4 to the Master Service Agreement dated August 16, 2010 (MSA) together with its Exhibits and Amendments, due to the changes in the scope of services required by Adherex from OCT.

The Parties agree on the following:

1.	Adherex requires and OCT agrees to the following changes in the Scope of Services as well as the following additional Services:

1.1.	The enrollment period shall be extended by 7 months;

1.2.	The number of patients shall be increased;

1.3.	Relabeling of the study drug shall be additionally performed;

1.4.	Additional Monitoring visits shall be made;

1.5.	Investigator Meeting shall be organized by OCT.

2.	Considering that the Services rendering period under the MSA dd. August 16, 2010 shall be prolonged due to the extension of the enrolment period by 7 months, the Parties agree that MSA dated August 16, 2010 shall be amended by adding clause 6.10 read as follows:

“6.10. If period of service performance under the Agreement exceeds 2 years’ period, OCT reserves its right to increase the hourly rates of the specialists by 3% yearly due to local inflation. The increase shall not cause reconciliation of the budget and shall be reflected in the services invoices. However, OCT shall notify Adherex of its decision to increase the rate thirty days prior to the planned increase of the rates.”

3.	MSA dated August 16, 2010 shall be amended by adding Exhibit 5 PSA “Additional Services Budget” dated October 16, 2012 enclosed hereto.

4.	The Total Cost of the Services listed in Article 1 above and PTCs associated with Services is 358553.50.50 (three hundred fifty eight thousand five hundred fifty three and 50/100) USD as detailed in Exhibit 5 PSA “Additional Services Budget” dated October 16, 2012.

5.	The Parties agree on the following invoicing procedure for the Additional Services stipulated in Article 1 above:

5.1.	The Total Cost of Additional Services (99435.00 USD) shall be invoiced at the fulfillment of the milestones as set forth below:

a)	Within 30 calendar days from the effective date of this Amendment # 4, Adherex agrees to make an advance payment to OCT in the amount of 40% of the Total Service cost;

b)	10% of the cost of the Services – 25% of patients completed treatment, case report forms monitored and queries resolved, raw data entered in system, and reports available for sponsor.

c)	10% of the cost of the Services – 50% of patients completed treatment, case report forms monitored and queries resolved, and raw data entered in system.

d)	10% of the cost of the Services – 75% of patients completed treatment, case report forms monitored and queries resolved, and raw data entered in system.

e)	10% of the cost of the Services – 100% of patients completed treatment, case report forms monitored and queries resolved, and raw data entered in system.

f)	10% of the cost of the Services - Database Lock and delivery of data to sponsor's statistical vendor

g)	10% All Sites Closed

Amounts listed in articles b) – g) above shall be invoiced together with the corresponding milestones listed in Clause 6.1.1. of the MSA and Amendments to it.

5.2.	PTCs associated with Services shall be invoiced as set forth by Clause 6.3. of the MSA.

6.	Currency of the MSA and all Exhibits is USD.

7.	This Amendment has the following attachments incorporated herein:

7.1.	Exhibit 5 PSA “Additional Services Budget” dated October 16, 2012

This Amendment shall take effect on October 16, 2012 and become integral part of the MSA and shall terminate when all obligations and requirements under the MSA and all effective Exhibits enclosed thereto are performed unless either terminated earlier or extended by the parties pursuant to the terms of the MSA subject to Clauses 7 – 8.

OCT Group, LLC		Adherex Technologies, Inc.

Signature		Signature

Name	Dmitry Sharov	Name

Title	President	Title

Date	October 16, 2012	Date